Exhibit 99.1

A subsidiary of California Water Service Group

P.O. Box 384809, Waikoloa, HI 96738

June 11, 2021

Contact: Yvonne Kingman, 310-257-1434 (media)

Tom Smegal, 408-367-8200 (analysts)

For Immediate Release

HAWAII WATER SERVICE TO ACQUIRE HOH UTILITIES COMPANY

Acquisition Expands Utility’s Footprint onto Island of Kauai waikoloa, Hawaii— Hawaii Water Service (Hawaii Water), a subsidiary of California Water Service Group (NYSE: CWT), announced today that it has signed an agreement to acquire the assets of HOH Utilities Company, a wastewater utility located in the growing Poipu/Koloa area of Kauai County on the island of Kauai. The acquisition is subject to satisfaction of customary closing conditions, including approval by the Hawaii Public Utilities Commission (HPUC).

As part of the purchase from Mr. Ian Kagimoto, Hawaii Water will own and manage the wastewater utility, which currently serves almost 1,800 residential, commercial, and resort customers in Poipu and Koloa, including three hotels, condominiums, multi-family housing, a golf course, and single-family homes.

“We are pleased to establish operations on the island of Kauai; our team looks forward to welcoming HOH Utility Company customers to Hawaii Water and providing them with the same quality, service, and value that we deliver to our other customers on the islands,” said Martin A. Kropelnicki, President and CEO of Hawaii Water Service. “We appreciate the diligence of Ian Kagimoto and the HPUC in advance, as we all work toward the same goal of ensuring HOH Utility Company customers continue to have reliable, high-quality utility services.”

In addition to the new HOH Utility Company customers, Hawaii Water currently provides water and/or wastewater utility services to almost 6,000 customers, including a number of large resorts and condominium complexes, in the communities of Ka’anapali, Pukalani, Kalaeloa, Kapalua, Waikoloa, North Kona Coast, and Kohala Coast on Maui, Oahu, and the Big Island. Hawaii Water currently has 51 employees, who provide services including meter reading, water quality testing, water and wastewater treatment, water system design and construction, and customer service.

Hawaii Water is a wholly owned subsidiary of California Water Service Group, which also includes California Water Service, New Mexico Water Service, Washington Water Service, and Texas Water Service, a utility holding company. Together, these companies provide regulated water and wastewater utility service to more than 2 million people in over 100 California, Hawaii, New Mexico, Texas, and Washington communities. Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: ability to operate the HOH Utilities wastewater system in an effective and accretive manner; natural disasters, public health crises, pandemics, epidemics or outbreaks of a contagious disease, such as the recent outbreak of coronavirus (or COVID-19), governmental and regulatory commissions' decisions, including decisions on proper disposition of property; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief and other actions; changes in water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions; housing and customer growth trends; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with unions; changes in customer water use patterns and the effects of conservation; the impact of weather, climate, natural disasters, and diseases on water quality, water availability, water sales and operating results, and the adequacy of our emergency preparedness; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.

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